UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2013, Prudential Universal Reinsurance Company (“PURC”), a subsidiary of Prudential Financial, Inc. (the “Company”), entered into a twenty-year financing facility under a Transaction Agreement (the “Transaction Agreement”) with the Company, Coolidge, LLC, a subsidiary of the Company (the “LLC”), and certain unaffiliated financial institutions (the “Counterparties”), pursuant to which PURC has agreed to issue and sell to the LLC its surplus note (the “Surplus Note”) in an initial principal amount of $900 million, and PURC is to receive in exchange one or more series of credit linked notes issued by the LLC (the “Credit Linked Notes”) with an aggregate principal amount equal to the Surplus Note. Under the Transaction Agreement, the outstanding principal amount of the Surplus Note, and, in turn, the Credit Linked Notes, may be increased from time to time, at PURC’s option (a “Drawdown”), up to an aggregate amount outstanding at any one time of $2 billion, and PURC will be required to make certain representations and warranties prior to a Drawdown. The Transaction Agreement contemplates that additional unaffiliated financial institutions may join as parties following December 20, 2013, which could result in the outstanding amount of the Surplus Note, and the aggregate outstanding amount of Credit Linked Notes, increasing to $3 billion. PURC intends to hold the Credit Linked Notes as assets supporting reserves required to be held by subsidiary life insurers of the Company in connection with the reinsurance of universal life insurance policies through PURC. The Company has also agreed to make capital contributions to PURC in order to reimburse it for investment losses in excess of specified amounts.

The principal amount of the Credit Linked Notes outstanding at any time is redeemable by PURC in cash upon the occurrence of, and in an amount necessary to remedy, a specified liquidity stress event affecting PURC (a “Cash Redemption Payment”). Upon execution of the Transaction Agreement, the LLC entered into agreements with the Counterparties, pursuant to which the Counterparties have agreed to fund any Cash Redemption Payment on the Credit Linked Notes, up to a specified commitment amount of each such Counterparty and in return for the payment of a periodic fee by the LLC. In addition, the Surplus Note is redeemable by PURC prior to maturity, subject to certain prepayment penalties and the satisfaction of customary notice and other requirements.

The Surplus Note is subordinated to policyholder obligations, and the payment of interest and principal on the Surplus Note, including upon any redemption thereof, may only be made with prior regulatory approval. Subject to the receipt of such regulatory approvals, PURC and the LLC have agreed to settle interest and principal payments on the Surplus Note and on the Credit Linked Notes (other than a Cash Redemption Payment), on a net basis and, accordingly, they are reflected in the Company’s total consolidated borrowings on a net basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero
	Name:	John M. Cafiero
	Title:	Vice President and Assistant Secretary